Exhibit 1.1

                    American Depositary Shares

Lentuo International Inc.

UNDERWRITING AGREEMENT

                    , 2010

COWEN AND COMPANY, LLC

HSBC SECURITIES (USA) INC.

As Representatives of the several Underwriters

c/o COWEN AND COMPANY, LLC.

1221 Avenue of the Americas

New York, New York 10022

Ladies and Gentlemen:

Introductory.  Lentuo International Inc., a company established in the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of       shares of its American depositary shares (“ADSs”), each representing       ordinary shares, par value $0.00001 per share (the “Ordinary Shares”.  The       ADSs to be sold by the Company are called the “Firm ADSs.”  In addition, the Company has granted to the Underwriters an option to purchase up to an additional       ADSs as provided in Section 2.  The additional       ADSs to be sold by the Company pursuant to such option are collectively called the “Optional ADSs.”  The Firm ADSs and, if and to the extent such option is exercised, the Optional ADSs are collectively called the “Offered ADSs.”  The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares”, the Ordinary Shares represented by the Optional ADSs are hereinafter called the “Optional Shares” and the Firm Shares and Optional Shares are hereinafter called the “Shares.”  Unless the context otherwise requires, each reference to the Firm ADSs, the Optional ADSs or the Offered ADSs herein also includes the Shares and each reference to ADSs also includes the Ordinary Shares.  Cowen and Company, LLC (“Cowen”) and HSBC Securities (USA) Inc. (“HSBC”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered ADSs.

The ADSs will be evidenced by American depositary receipts (the “ADRs”) to be issued pursuant to a deposit agreement dated on or about      , 2010 (the “Deposit Agreement”) among the Company, Citibank, N.A. as depositary (the “Depositary”) and the holders and beneficial owners from time to time of the ADSs.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-     ), which contains a preliminary prospectus or prospectuses to be used in connection with the public offering and sale of the Offered ADSs.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430[A][B] under the Securities Act, is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration

Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Such prospectus, in the form first used by the Underwriters to confirm sales of the Offered ADSs or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.”

As used herein, the term “Preliminary Prospectus” means the prospectus included in the Registration Statement filed with the Commission on            , 2010.

As used herein, “Applicable Time” is [     :  m] (New York time) on      , 2010.

As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the preliminary prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B hereto, and each “Road Show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act.

All references in this agreement (the “Agreement”) to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements, and schedules and other information contained therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the “Registration Statement,” “Rule 462(b) Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” or the “Prospectus” shall be deemed to include all such information contained therein) and (iii) any prospectus “wrapper” to be used in connection with offers to sell, solicitations or offer to buy or sales of the Offered ADSs in non-U.S. jurisdictions.

All references in this Agreement to (i) the Registration Statement, the 462(b) Registration Statement,” the Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Preliminary Prospectus or Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered ADSs as contemplated by Section 3(p) of this Agreement.

As used herein, “Business Day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.

All references herein to “subsidiaries” of the Company shall be deemed to refer to its consolidated subsidiaries including, without limitation, equity subsidiaries, which, for the avoidance of doubt, include the following: Lentuo HK Limited, Beijing Anhui Wanxing Science & Technology Co., Ltd. and Beijing Jiashi Shengtong Investment Consulting Co., Ltd., and any variable interest entities, which, for the avoidance of doubt, include the following: Beijing Tuozhan Industrial & Trading Development Co., Ltd., Beijing Aotong Automobile Trading Co., Ltd., Beijing Lentuo Chengxin Commercial & Trading Co., Ltd., Beijing Yuantongqiao Toyota Automobile Trading Co., Ltd., Beijing Tuojiacheng Commercial & Trading Co., Ltd., Beijing Lentuo Huitong Automobile Sales Service Co., Ltd., Beijing Tuozhan Automobile Repair Co., Ltd. and Beijing Lentuo Automobile Leasing Co., Ltd.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.  Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereafter defined), if any, as follows:

(a)                               Compliance with Registration Requirements.  The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered ADSs.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the time of each sale of the Offered ADSs and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each Additional Written Communication (as hereinafter defined), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the four immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, or the Additional Written Communication (as hereinafter defined) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 9(b) below.  There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company is not, and at the time of the filing of the Registration Statement and any post-effective amendments thereto was not, an “ineligible issuer” in connection with the offering of the Offered ADSs pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date did not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the Rule 462(b) Registration Statement, the Time of Sale Prospectus or the Prospectus.  Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(b)                               Form F-6.  A registration statement on Form F-6 (File No. 333-     ) in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Securities Act, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                Form 8-A.  A registration statement on Form 8-A (File No.      ) in respect of the registration of the Shares and the Offered ADSs under the Exchange Act, has been filed with the Commission; such registration statement in the form heretofore delivered to you and to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)                               Offering Materials Furnished to Underwriters.  The Company has delivered to each of the Representatives one complete copy of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement (without exhibits) and preliminary prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Representatives, and each Additional Written Communication, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

(e)                                Distribution of Offering Material By the Company.  The Company has not prepared, made, used, authorized, approved or distributed, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered ADSs, and (iii) the expiration of 25 days after the date of the Prospectus any offering material in connection with the offering and sale of the Offered ADSs other than (A) a preliminary prospectus, (B) the Time of Sale Prospectus, (C) the Prospectus, (D) any free writing prospectus reviewed and consented to by the Representatives, (E) any marketing materials (including any road show or investor presentation materials) or other written communications, in each case used in accordance with Section 3(h) hereof (each such communication by the Company or its agents or representatives described in this clause (E), “Additional Written Communication”) or (F) the Registration Statement.

(f)                                   The Underwriting Agreement.  This Agreement has been duly authorized, validly executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(g)                               The Deposit Agreement.  The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization execution and delivery by the Depositary, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of the underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.  The Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

(h)                               Transaction Agreements under Cayman Laws.  Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

(i)                                  Due Authorization.  The filing of the Registration Statement, all Applicable Prospectuses and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, all Applicable

Prospectuses and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(j)                                   Authorization of the Offered ADSs.  The Offered ADSs to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will be convertible into the Shares of the Company in accordance with the terms of the ADSs.  The issuance and sale of the Offered ADSs or the Shares represented by the Offered ADSs are not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered ADSs or the Shares represented by the Offered ADSs.

(k)                               No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement , except for such rights as have been duly waived.

(l)                                  No Material Adverse Change.  Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, properties or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of share capital or repurchase or redemption by the Company or any of its subsidiaries of any class of share capital.

(m)                             Independent Accountants.  Ernst & Young Hua Ming, who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Preliminary Prospectus, the Prospectus and Time of Sale Prospectus (each an “Applicable Prospectus” and collectively the “Applicable Prospectuses”), are (i) independent public or certified public accountants as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(n)                               Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement or the Time of Sale Prospectus or the Prospectus.  The financial data set forth in the Time of Sale Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial and Operating Data,” “Selected Consolidated Financial and Operating Data,” “Recent Development,” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  To the best knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements or other financial data filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus.

(o)                               Company’s Accounting System.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and each of its subsidiaries and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there has not been and is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2009, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or could reasonably be expected to materially adversely affect, the Company’s internal control over financial reporting.

(p)                               Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(q)                               Incorporation and Good Standing of the Company and its Subsidiaries.  Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership, limited liability company or other legal entities, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in each Applicable Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation, partnership, limited liability company or other legal entities, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.  All of the issued and outstanding share capital or other equity or ownership interests of each subsidiary has been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Time of Sale Prospectus and the Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Registration Statement and (ii) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(r)                                 Capitalization and Other Share Capital Matters.  The authorized, issued and outstanding share capital of the Company is as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus and the Prospectus or upon the exercise of outstanding options or warrants described in the Time of Sale Prospectus and the Prospectus).  The Ordinary Shares (including the ADSs) conform in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.  All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with such securities laws as applicable to them.  None of the outstanding Ordinary Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or any of its subsidiaries other than those described in the Time of Sale Prospectus and the Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(s)                                 Stock Exchange Listing.  The Offered ADSs have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(t)                                  No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws, business license, memorandum or articles of association, partnership or operating agreement or similar organizational document, as the case may be; (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries ), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”); or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

(u)                               No Conflicts.  The Company’s execution, delivery and performance of this Agreement and the Deposit Agreement, consummation of the transactions contemplated hereby, thereby and by the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Offered ADSs (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, by-laws, business license, memorandum or articles of association, partnership or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, in the case of (ii) and (iii), for such conflict, breach or violation that would not result in a Material Adverse Change or materially and adversely affect the consummation of the transactions contemplated by this Agreement.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(v)                                No Consent Required.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and the Deposit Agreement and consummation of the transactions contemplated hereby, thereby and by the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except where the failure to obtain such consent, approval, authorization or other order would not result in a Material Adverse Change or materially and adversely affect the consummation of the transaction contemplated by this Agreement.

(w)                             No Material Actions or Proceedings.  There are no legal or governmental actions, suits or proceedings pending or, to the best knowledge of the Company, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of Offered ADSs.

(x)                                Intellectual Property Rights.  The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change.  Neither the Company nor any of its subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others.  The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein.  None of the technology employed by the Company or any of its subsidiaries to conduct their respective business has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the best knowledge of the Company, any of its or its subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons.

(y)                                All Necessary Permits, etc.  The Company and each subsidiary possess such valid and current certificates, licenses, authorizations or permits issued by the appropriate regulatory agencies or bodies necessary to conduct their respective businesses, except as disclosed in the Time of Sale Prospectus and the Prospectus and except for such as would not result in a Material Adverse Change; neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(z)                                 Title to Properties.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(o) above (or elsewhere in the Time of Sale Prospectus and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property or assets and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, the real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(aa)                        Compliance with Environmental Laws.  Except as described in the Time of Sale Prospectus and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any PRC national, provincial, local, municipal statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(bb)                        Costs of Environmental Compliance.  The Company’s costs and liabilities associated with environmental compliance (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, individually or in the aggregate, result in a Material Adverse Change.

(cc)         Tax Law Compliance.  Except as described in the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries have paid all PRC national, provincial, local, municipal and foreign taxes, as applicable, required to be paid through the date hereof, and all returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries for taxation purposes as required by the law of the jurisdictions where the Company and its subsidiaries are incorporated, managed or engage in business have been made and all such returns, reports or filings are correct and on a proper basis in all material respects; the provisions included in the audited consolidated financial statements as set out in the Time of Sale Prospectus and the Prospectus included appropriate charges, accrual or reserve required under the generally accepted accounting principles in the United States for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any tax deficiency with respect to any such entity.

(dd)        Compliance with Labor Laws.  Neither the Company nor any subsidiary is engaged in any labor practice that is in violation of any labor laws or regulations applicable to it.  Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, there is no strike, labor dispute, slowdown or stoppage pending or to the knowledge of the Company, threatened against the Company or any subsidiary.  Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, neither of the Company nor any subsidiary has any material obligation to provide union, medical, health, disability, housing, welfare, retirement, death or other employee benefits, as applicable, to any of the present or past employees of the Company or any subsidiary, or to any other person.  Each of the Company and its subsidiaries has complied in all material respects with all employment, labor and similar laws applicable to it and has made all such union and welfare contributions for its employees, if applicable, as required by law. No material labor dispute with the employees of the Company or any subsidiary, or, to the best of the Company’s knowledge, with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(ee)         Company Not an “Investment Company.”  The Company has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).  As of the date hereof, and after giving effect to the sale of the Offer ADSs and the use of proceeds from the sale of the Offered ADSs, the Company is not, and will not be an “investment company” that is required to be registered under the Investment Company Act of 1940.

(ff)           Insurance.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries are insured by recognized and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses in China including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage and destruction.  The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(gg)        No Price Stabilization or Manipulation; Compliance with Regulation M.  The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the ADSs or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered ADSs or otherwise, and has taken no action which would directly or indirectly violate Regulation M.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered ADSs on the New York Stock Exchange in accordance with Regulation M.

(hh)        Related Party Transactions.  There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Time of Sale Prospectus and the Prospectus which have not been described as required.

(ii)          Brokers.  Except for the underwriting discounts and commissions payable to the Underwriters as described in the Time of Sale Prospectus and the Prospectus, there is no brokerage or finder’s fee or other fee or commission payable to any broker, finder or other party by the Company as a result of any transactions contemplated by this Agreement.

(jj)           No Restrictions on Subsidiaries.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.  All dividends declared by any subsidiary of the Company in the PRC may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, subject to the successful completion of PRC procedures required for such remittance and the withholding tax under the PRC Enterprise Income Tax Law as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, and all such dividends and other distributions will not be subject to any other taxes under the laws and regulations of the PRC and are otherwise free and clear of any consents, approvals, authorizations, orders, registrations, clearances, or qualifications with any governmental agency in the PRC.

(kk)        Dividends.  All dividends and other distributions declared and payable on the share capital of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any governmental agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties in the Cayman Islands.

(ll)          Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the best knowledge of the Company, any directors, officers, agents, employees or other persons acting on behalf of the Company have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The Company, including any parent, subsidiary, employee or agent thereof, will use its best efforts to comply with the FCPA.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any PRC national, provincial, local or municipal governments in violation of any law or of the character required to be disclosed in the Registration Statement and the Time of Sale Prospectus and the Prospectus.

(mm)       Money Laundering Laws.  The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)        OFAC.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo)        Material Underwriter Relationship.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(pp)        FINRA Matters.  All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, and to the best knowledge of the Company, such information provided by its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or NASD Rule 2720 is true, complete and correct in all material respect.  There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or, to the best knowledge of the Company, any of the Company’s officers, directors, or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted with the Commission, except as disclosed in the Time of Sale Prospectus and the Prospectus.

(qq)        Parties to Lock-Up Agreements.  Each of the Company’s directors and executive officers and each of the other persons and entities listed in Exhibit F has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit G. Exhibit F contains a true, complete and correct list of all directors and executive officers of the Company.  If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representatives an agreement in the form attached hereto as Exhibit G.

(rr)         Statistical and Market-Related Data.  The statistical, demographic and market-related data, as applicable, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources and, to the extent required, the Company has obtained the written consent to the use of such data from such sources in the Registration Statement.

(ss)         No Outstanding Loans or Other Extensions of Credit.  Neither the Company nor any of its subsidiaries extends or maintains credit, arranges for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(tt)          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)        No Integration.  Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the ADSs pursuant to the Registration Statement.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its affiliates has sold or issued any Ordinary Shares, ADSs, or other security of the Company or any of its subsidiaries that is convertible into, or exercisable or exchangeable for Ordinary Shares, ADSs or equity securities, or that holds the right to acquire any Ordinary Shares, ADSs or equity securities of the Company or any of its subsidiaries during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act.

(vv)         Use of Proceeds.  The application of the net proceeds to be received by the Company from the issue and sales of the Offered ADSs as contemplated by the Time of Sale Prospectus and the Prospectus will not contravene any provision of applicable PRC laws, rules or regulations, or the Articles of Association, other constituent documents or the business license of any of its subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon any of the subsidiaries, or any judgment, order or decree of any governmental agency in the PRC, except for such contraventions or defaults that would not, individually or in the aggregate, result in a Material Adverse Change.

(ww)       No Reduction from Amounts Payable.  All amounts payable by the Company under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or any authority thereof or therein, nor are any taxes imposed in the Cayman Islands on, or by virtue of the execution or delivery of, such documents.

(xx)         Action Against the Company.  Under the laws of the Cayman Islands, the Depositary, as the registered holder of the Ordinary Shares, may be entitled to seek enforcement of its rights as a shareholder in a direct suit, action or proceeding against the Company.

(yy)         Personal Liabilities of the Stockholders and ADS holders.  No holder of any of the Shares or the Offered ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or Offered ADSs; and except as set forth in the Time of Sale Prospectus and the Prospectus, there are no limitations on the rights of holders of the Shares or the Offered ADSs to hold, vote or transfer their securities.

(zz)         No Transfer Taxes.  No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable in the PRC, Hong Kong and the Cayman Islands by or on behalf of the Underwriters to any PRC, Hong Kong or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Shares by the Company, the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof; (iii) the holding or transfer of the Offered ADSs outside the Cayman Islands; (iv) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Offered ADSs; or (v) the execution and delivery of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

(aaa)      D&O Questionnaire.  To the best knowledge of the Company, all information contained in the questionnaires completed by each of the Company’s officers and directors immediately prior to the offering and provided to the Representatives as well as the biographies of such individuals in each of the Registration Statement, Time of Sale Prospectus and the Prospectus is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the directors and officers to become inaccurate and incorrect in any material respect.

(bbb)      Critical Accounting Policies.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; the Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Time of Sale Prospectus and the Prospectus, and have consulted with its legal advisers and independent accountants with regards to such disclosure.

(ccc)       No Immunity.  Neither the Company nor any subsidiary or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company and its subsidiaries waive or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement.

(ddd)      Choice of Law.  The choice of law of the State of New York as the governing law of this Agreement and the Deposit Agreement are each a valid choice of law under the laws of the Cayman Islands and will be honored by courts in the Cayman Islands.  The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the Specified Courts (as defined in Section 19), and the Company has the power to designate, appoint and authorize, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered ADSs in any of the Specified Courts, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof.

(eee)       Enforcement of Judgment.  Any final judgment for a fixed sum of money rendered by any of the Specified Courts under New York law in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court.

(fff)          Foreign Private Issuer Status.  The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(ggg)      PFIC Status.  The Company does not expect to be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1296 of the Code for its most recently completed taxable year, if any.

(hhh)      Accurate Summaries.  The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Regulations” insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute accurate, complete and fair summaries regarding the matters described therein in all material respects.

(iii)         Restructure Activities.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, the restructuring transactions described in each Applicable Prospectus under the heading “Our Corporate Structure” (the “Restructuring Activities”) have been duly authorized and do not (i) contravene any provision of applicable law or statute, rule or regulation of any governmental agency or body having jurisdiction over the Company or any of its subsidiaries (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC), (ii) contravene the charter, by-laws, business license, memorandum or articles of associations, partnership or operating agreement, or similar organizational document or similar organizational documents of the Company or any of its subsidiaries, or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Existing Instruments to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where any such conflict, breach, violation or default would not result in a Material Adverse Change; and except as disclosed in the Time of Sale Prospectus and the Prospectus, all governmental authorizations required in connection with the Restructuring Activities have been made or have been obtained unconditionally in writing, and no such governmental authorization has been withdrawn or is subject to any condition precedent which has not been fulfilled, performed or waived.

(jjj)          VIE Agreements.  Each of the contracts, documents or agreements set forth in the Time of Sale Prospectus and the Prospectus under the heading “Our Corporate Structure—Contractual Arrangements with our PRC Affiliated Entities” is in proper legal form under the relevant jurisdiction of each contract, document or agreement for the enforcement thereof against the Company, its subsidiaries or affiliates, as the case may be, in the PRC without further action by any of the respective parties, and to ensure the legality, validity, enforceability or admissibility in evidence of each such contracts, documents or agreements in the relevant jurisdiction, it is not necessary that any such contract, document or agreement be filed or recorded with any court or other authority in the relevant jurisdiction or that any stamp or similar tax be paid on or in respect of any such contract, document or agreement.

(kkk)      Compliance with PRC M&A Rules.  The Company is aware of and has been advised as to, the contents of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) jointly promulgated by the six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, which became effective on September 8, 2006 and was further amended on June 22, 2009, including the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, the issuance and sale of the Shares and Offered ADSs, the listing and trading of the Offered ADSs on the New York Stock Exchange or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof, as of the First Closing Date (as defined below) and as of each applicable Option Closing Date (as defined below), if any, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules.

(lll)         Compliance with PRC Circulation 75.  Each of the Company and its subsidiaries that was incorporated outside of the PRC has taken reasonable steps to ensure compliance by each of its shareholders, option holders, directors, officers, employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer, employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.  Purchase, Sale and Delivery of the Offered ADSs.

(a)          The Firm ADSs .  Upon the terms and subject to the conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of      Firm ADSs.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm ADSs set forth opposite their names on Schedule A.  The purchase price per Firm ADSs to be paid by the several Underwriters to the Company shall be $     per share.

(b)          The First Closing Date.  Delivery of certificates for the Firm ADSs to be purchased by the Underwriters, through the facilities of The Depository Trust Company. and payment therefor shall be made at the offices of Jones Day, Hong Kong, 29/F, Edinburgh Tower, the Landmark, 15 Queen’s Road Central, Hong Kong (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on      , 2010 or such other time and date not later than 1:30 p.m. New York time, on        ,2010 as the Representatives and the Company shall agree (the time and date of such closing are called the “First Closing Date”).  The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)           The Optional ADSs; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of       Optional ADSs from the Company at the purchase price per share to be paid by the Underwriters for the Firm ADSs.  The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm ADSs.  The option granted hereunder may be exercised at any time (but not more than one time) in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional ADSs as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional ADSs are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm ADSs and such Optional ADSs).  Such time and date of delivery, if subsequent to the First Closing Date, is called the “Option Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full Business Days after delivery of such notice of exercise.  If any Optional ADSs are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional ADSs to be purchased as the number of Firm ADSs set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm ADSs and (b) the Company agrees to sell the number of Optional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional ADSs to be sold as the number of Optional ADSs to be sold by the Company as set forth in the paragraph “Introductory” of this Agreement) bears to the total number of Optional ADSs.  The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)          Payment for the Offered ADSs.  Payment for the Offered ADSs to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that Cowen has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm ADSs and any Optional ADSs the Underwriters have agreed to purchase.  Cowen, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered ADSs to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)           Delivery of the Offered ADSs.  The Company shall deliver, or cause to be delivered, to Cowen for the accounts of the several Underwriters certificates for the Firm ADSs at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Company shall also deliver, or cause to be delivered, to Cowen for the accounts of the several Underwriters, certificates for the Optional ADSs the Underwriters have agreed to purchase at the First Closing Date or the Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  If Cowen so elects, delivery of the Firm ADSs may be made by credit to the accounts designated by Cowen through The Depository Trust Company’s full fast transfer or DWAC programs. If Cowen so elects, the certificates for the Offered ADSs shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full Business Days prior to the First Closing Date (or the Option Closing Date, as the case may be) and shall be made available for inspection on the Business Day preceding the First Closing Date (or the Option Closing Date, as the case may be) at a location in Hong Kong as the Representatives may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.  Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a)          Deposit of Shares.  Prior to the First Closing Date or the Option Closing Date, the Company will deposit such Shares with the Depositary in accordance with the provisions of the Deposit Agreement and will otherwise comply with the Deposit Agreement and instruct the Depositary so that ADRs evidencing Offered ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and such Offered ADSs will be delivered to the Underwriters at the First Closing Date or the Option Closing Date, as the case may be.

(b)          Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.  The Company shall furnish to you, without charge, three copies of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (without exhibits thereto) and shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the Business Day next succeeding the date of this Agreement and during the period mentioned in Section 3(f) or 3(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c)           Representatives’ Review of Proposed Amendments and Supplements.  Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), any preliminary prospectus, the Time of Sale Prospectus or the Prospectus including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the consent of the Representatives, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)          Free Writing Prospectuses.  The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the consent of the Representatives.  The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as such Underwriter may reasonably request.  If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Offered ADSs (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the consent of the Representatives.

(e)           Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)            Amendments and Supplements to Time of Sale Prospectus.  If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 3(b) and 3(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

(g)          Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b)

Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus, the Prospectus or any Additional Written Communication, (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any Additional Written Communication or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, the Prospectus or any Additional Written Communication, or of any proceedings to remove, suspend or terminate from listing the ADSs from any securities exchange upon which they are listed for trading, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) , Rule 433 and Rule 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(h)          Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 3(c) and 3(d) to promptly prepare, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.  Neither the consent of the Representatives to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 3(c) or (d).

(i)           Amendments to Additional Written Communications.  Before using or referring to any Additional Written Communications, the Company will furnish the Representatives and counsel for the Representatives a copy of such written communication for review and will not use or refer to any such written communication to which the Representatives reasonably object.  The Company consents to the use by the Representatives of an Additional Written Communication that contains (A) information that describes the preliminary terms of the Offered ADSs of their offering or (B) information that describes the final terms of the Offered ADSs or their offering and that is included in the Time of Sale Prospectus.

(j)            Blue Sky Compliance.  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered ADSs for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered ADSs.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered ADSs for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(k)          Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Offered ADSs sold by it in the manner described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

(l)           Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the ADSs.

(m)          Earnings Statement.  As soon as practicable, but in any event no later than twelve months after the date of this Agreement, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(n)          Periodic Reporting Obligations.  The Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.  Additionally, the Company shall report the use of proceeds from the issuance of the Offered ADSs as may be required under Rule 463 under the Securities Act.

(o)          Listing.  The Company will use its best efforts to list, subject to notice of issuance, the Offered ADSs on the New York Stock Exchange and to maintain the listing of the ADSs on the New York Stock Exchange.

(p)          Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet.  The Company shall cause to be prepared and delivered, at its expense, within one Business Day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered ADSs.  As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by each Representative and the other Underwriters to offerees and purchasers of the Offered ADSs; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to each Representative, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(q)          Agreement Not to Offer or Sell Additional ADSs.  During the period commencing on and including the date hereof and ending on and including the 180th day following the date of the Prospectus (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior joint written consent of Cowen and HSBC (which consent may be withheld at the sole discretion of either Cowen or HSBC), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any ADSs, shares, options, rights or warrants to acquire ADSs or securities exchangeable or exercisable for or convertible into ADSs (other than as contemplated by this Agreement with respect to the Offered ADSs) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may (i) issue shares or ADSs or options to purchase shares or ADSs, or issue shares or ADSs upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Time of Sale Prospectus and the Prospectus, and (ii) offer, issue, and transfer shares or ADSs of the Company or securities convertible or exercisable for shares or ADSs of the Company not to exceed ten percent (10%) of the issued share capital of the Company as of the date of such issuance or transfer (collectively, the “M&A Shares”) in connection with the merger and/or acquisition of another company or the business or assets of another company; provided however that that it shall be a condition precedent to the transfer of any M&A Shares that any and all such transferees execute an agreement stating that such transferee is receiving and holding the M&A Shares subject to the lock up restrictions set forth in this section for the remainder of the Lock-up Period.  Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Cowen and HSBC jointly waive, in writing, such extension (which waiver may be withheld at the sole discretion of either Cowen or HSBC), except that such extension will not apply if, (i) within three Business Days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the ADSs are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Rule 2711(f)(4), and (iii) the provisions of NASD Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension).  The Company will provide the Representatives with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

(r)           Future Reports to the Representatives.  During the period of five years hereafter the Company will furnish to each Representative, within a reasonable time after requests made by either Representative: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F, Current Report on Form 6-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its share capital; provided that the requirements of this subsection (r) shall be satisfied to the extent the reports, communications, financial statements or other documents referenced herein are available on EDGAR.

(s)           Investment Limitation.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered ADSs in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act of 1940.

(t)           No Stabilization or Manipulation; Compliance with Regulation M.  The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the ADSs or any other reference security, whether to facilitate the sale or resale of the Offered ADSs or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.  If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered ADSs or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(u)          Existing Lock-Up Agreements.  During the Lock-up Period, the Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(k).

(v)           No Transfer Taxes.  The Company will indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, transfer or withholding taxes, duties or charges are payable in the PRC, Hong Kong or the Cayman Islands, including any interest and penalties, on the creation, issue and sale of the Shares and the Offered ADSs by the Company and on the execution and delivery of this Agreement and the Deposit Agreement.  All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(w)          Compliance with the Deposit Agreement.  The Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the Offered ADSs will be executed by the Depositary and delivered to each Underwriter’s participant account in The Depository Trust Company, pursuant to this Agreement at the Closing Date or any settlement date.

(x)           Maintenance of Transfer Restrictions.  The Company shall at all times after the Closing Date maintain transfer restrictions with respect to the Ordinary Shares and the ADSs that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares and ADSs.

(y)           Compliance with Circulation 75.  The Company shall comply with the PRC Overseas Investment and Listing Regulations, including, without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(z)           Judgment and Approval.  The Company agrees that (i) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered ADSs, it will use its reasonable best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and for all other relevant purposes.

The Representatives, jointly and on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.  Payment of Expenses.  [The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered ADSs (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the ADSs, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered ADSs to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Rule 462(b) Registration Statement, the Time of Sale Prospectus, the Prospectus, any Additional Written Communications, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered ADSs for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Underwriters of such qualifications, registrations, determinations and exemptions, (vii) the filing fees incident to FINRA’s review, if any, and approval of the Underwriters’ participation in the offering and distribution of the Offered ADSs, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses (other than reasonable meal and automobile transportation expenses) of the representatives, employees and officers of the Company and the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the ADSs on the New York Stock Exchange, and (ix) all other fees, costs and expenses of the nature referred to in Item 6 of Part II of the Registration Statement.  Except as provided in this Section 4, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel as well as reasonable meal and automobile transportation expenses of the representatives, employees and officers of the Company.]

Section 5.  Covenant of the Underwriters.  Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriters.

Section 6.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered ADSs as provided herein on the First Closing Date and, with respect to the Optional ADSs, the Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional ADSs, as of the Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)          Accountants’ Comfort Letter.  On the date hereof, the Representatives shall have received from Ernst & Young Hua Ming, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, Time of Sale Prospectus, and, if applicable, each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus, and (ii) confirming that it is (A) an independent public or certified public accountant as required by the Securities Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b)          Compliance with Registration Requirements; No Stop Order; No Objection from FINRA .  For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional ADSs, each Option Closing Date:

(i)            the Company shall have filed the Prospectus with the Commission (including the information [required by Rule 430A][previously omitted from the Registration Statement pursuant to Rule 430B] under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;[ or the Company shall have filed a post-effective amendment to the Registration Statement containing the information [required by such Rule 430A][previously omitted pursuant to such Rule 430B], and such post-effective amendment shall have become effective;] and

(ii)           no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii)          FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           No Material Adverse Change.  For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to the Optional ADSs, the Option Closing Date in the reasonable judgment of the Representatives there shall not have occurred any Material Adverse Change.  It is understood and agreed that, for purposes of this Agreement, in the event that the Representatives determine that a Material Adverse Change has occurred and the Company seeks to dispute such determination, the Company shall bear the burden of proof to demonstrate by clear and convincing evidence that a Material Adverse Change, as applicable, has not occurred.

(d)          Opinion of U.S. Counsel for the Company.  On each of the First Closing Date and Option Closing Date the Representatives shall have received the opinion of Shearman & Sterling LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A and to such further effect as counsel for the Underwriters shall reasonably request.

(e)           Opinion of the Cayman Counsel for the Company.  On each of the First Closing Date and Option Closing Date the Representatives shall have received the opinion of Maples and Calder, Cayman counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B and to such further effect as the U.S. counsel for the Underwriters shall reasonably request.

(f)            Opinion of the Hong Kong Counsel for the Company.  On each of the First Closing Date and Option Closing Date the Representatives shall have received the opinion of Chui & Lau Solicitors and Notaries, Hong Kong counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C and to such further effect as the U.S. counsel for the Underwriters shall reasonably request.

(g)          Opinion of the PRC Counsel for the Company.  On each of the First Closing Date and Option Closing Date the Representatives shall have received the opinion of Jingtian & Gongcheng, PRC counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit D and to such further effect as the U.S. counsel for the Underwriters shall reasonably request.

(h)          Opinion of the U.S. Counsel for the Depositary.  On each of the First Closing Date and Option Closing Date the Representatives shall have received the opinion of Patterson Belknap Webb & Tyler LLP, U.S. counsel for the Depositary, dated as of such Closing Date, the form of which is attached as Exhibit E and to such further effect as the U.S. counsel for the Underwriters shall reasonably request.

(i)           Opinion of U.S. Counsel for the Underwriters.  On each of the First Closing Date and Option Closing Date the Representatives shall have received the opinion of Jones Day, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.

(j)                                   Opinion of the PRC Counsel for the Underwriters.  On each of the First Closing Date and Option Closing Date the Representatives shall have received the opinion of Commerce and Finance Law Offices, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.

(k)                               Officers’ Certificate.  On each of the First Closing Date and Option Closing Date the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 6, and further to the effect that:

(i)                                     for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Change;

(ii)                                  the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)                               the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(l)                                  Chairman’s Certificate.  On each of the First Closing Date and Option Closing Date the Representatives shall have received a written certificate executed by the Chairman of Company’s Board of Directors, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.

(m)                             Bring-down Comfort Letter.  On each of the First Closing Date and Option Closing Date the Representatives shall have received from Ernst & Young Hua Ming, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that it reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be.

(n)                               Lock-Up Agreement from Certain Securityholders of the Company.  On or prior to the date hereof the Company shall have furnished to the Representatives an agreement in the form of Exhibit H from each of the persons listed on Exhibit G, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(o)                               Rule 462(b) Registration Statement.  In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(p)                               Additional Documents.  On or before each of the First Closing Date and Option Closing Date the Representatives and counsel for the Underwriters shall have received such additional information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered ADSs as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(q)                               Deposit Agreement.  The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representatives and the Deposit Agreement shall be in full force and effect.

(r)                                 Certificate of the Depositary.  The Depositary shall have furnished or caused to be furnished to the Representatives at the First Closing Date and the Option Closing Date, if any, certificates satisfactory to the Representatives evidencing the deposit with the Depositary or its nominee of the Shares being so deposited against issuance of ADRs evidencing the Offered ADSs to be delivered to the Underwriters at the First Closing Date and the Option Closing Date, if any, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(s)                                 Lock-Up Agreements.  At the Closing Date, the Company shall have furnished to the Representatives a Lock-Up Agreement from each officer, director, shareholder and option holder of the Company listed on Exhibit G to this Agreement.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional ADSs, at any time on or prior to the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9, Section 10 and Section 15 shall at all times be effective and shall survive such termination.

Section 7.  Reimbursement of Underwriters’ Expenses.  [If this Agreement is terminated by the Representatives pursuant to Section 6 and Section 12 or if the sale to the Underwriters of the Offered ADSs on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered ADSs, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.]

Section 8.  Effectiveness of this Agreement.  This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.  Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 7 hereof, (b) of any Underwriter to the Company, or

(c) of any party hereto to any other party, except that the provisions of Sections 4, 7, 9 and 10 shall at all times be effective and shall survive such termination.

Section 9.  Indemnification.

(a)                               Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, the directors, officers and employees of each Underwriter and its affiliates, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, its affiliates, the director, officer, employee of each Underwriter and its affiliates and such Underwriter’s controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered ADSs have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Additional Written Communication or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and its affiliate, the director, officer, employee of the Underwriters and its affiliates and such Underwriter’s controlling person for any and all expenses (including the fees and disbursements of counsel chosen by each Underwriter) as such expenses are reasonably incurred by such Underwriter or its affiliates, the director, officer, employee of the Underwriter and its affiliates and such Underwriter’s controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, the Time of Sale Prospectus, any such free writing prospectus, Additional Written Communication or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in subsection (b) below.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                               Indemnification of the Company, its Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Additional Written Communication or the Prospectus (or such amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any amendment thereto,  the Time of Sale Prospectus, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Additional Written Communication or the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Representatives and the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Additional Written Communication or the Prospectus (or any amendment or supplement thereto) are (A) the name of each Underwriter set forth on the cover page of the Time of Sale Prospectus and in the first paragraph under the caption “Underwriting” in the Time of Sale Prospectus, (B) the statements set forth in the first, second and third sentence of the first paragraph under the caption “Commissions and Expenses” under the caption “Underwriting” in the Time of Sale Prospectus and (C) the statements set forth under the caption “Stabilization” under the caption “Underwriting” in the Time of Sale Prospectus.  The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)                                Notifications and Other Indemnification Procedures.  Promptly as reasonably practicable after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not materially adversely prejudiced as a proximate result of such failure and will not, in any event, relieve the indemnifying party from any obligation to any indemnified party other than the indemnification obligation in Section 9(a) and (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Cowen (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)                               Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of such indemnified party.

Section 10.  Contribution.  If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, from the offering of the Offered ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered ADSs pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered ADSs as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered ADSs underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A.  For purposes of this Section 10, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.  Default of One or More of the Several Underwriters.  If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered ADSs that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered ADSs to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered ADSs by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm ADSs set forth opposite their respective names on Schedule A bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered ADSs and the aggregate number of Offered ADSs with respect to which such default occurs exceeds 10% of the aggregate number of Offered ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered ADSs are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 7, 9 and 10 shall at all times be effective and shall survive such termination.  In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11.  Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.  Termination of this Agreement.  Prior to the purchase of the Firm ADSs by the Underwriters on the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Global Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, the PRC or Hong Kong authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered ADSs in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 7 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Sections 4, 7, 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Offered ADSs pursuant to this Agreement, including the determination of the public offering price of the Offered ADSs and any related discounts and commissions, is an arms-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered ADSs sold hereunder and any termination of this Agreement.

Section 15.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Cowen and Company, LLC.

1221 Avenue of the Americas
New York, New York 10022
Facsimile:  +1 (646) 562-1249
Attention:  Head of Equity Capital Markets
and
Facsimile:  +1 (646) 562-1861
Attention:  General Counsel

HSBC Securities (USA) Inc.

452 Fifth Avenue
New York, NY 10018
Facsimile:  +1 (212) 525-0355
Attention:  Head of Equity Capital Markets

with a copy to:

Jones Day
3201 China World Tower 1
No. 1, Jianguomenwai Avenue
Beijing 100004, China
Facsimile:  +86 5866-1121
Attention:  Head of Capital Markets

If to the Company or its subsidiaries:

Lentuo International Inc.
A-18 Huagong Road, Guangqumenwai

Chaoyang District, Beijing 100124

P.R.C.
Facsimile:  +86.10.87369868
Attention:  Chief Executive Officer

with a copy to:

Shearman & Sterling LLP
12th Floor, East Tower, Twin Towers

B-12 Jianguomenwai Dajie

Chaoyang District, Beijing 100022

P.R.C.
Facsimile:  +86.10.65636000
Attention:  Head of Capital Markets

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Offered ADSs as such from any of the Underwriters merely by reason of such purchase.

Section 17.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.  Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the Borough of Manhattan in the

City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  Each party not located in the United States irrevocably appoints Law Debenture Corporate Services, Inc., which currently maintains a New York City office at 400 Madison Avenue, 4th Floor, New York, New York, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

Section 19.  General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

LENTUO INTERNATIONAL INC

By:
Name:	Hetong Guo
Title:	Chairman

The foregoing Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

COWEN AND COMPANY, LLC

HSBC SECURITIES (USA), INC.

Acting as Representatives of the

several Underwriters named in Schedule A.

COWEN AND COMPANY, LLC

By:
Name:
Title:	Managing Director

HSBC SECURITIES (USA), INC.

By:
Name:
Title:	Managing Director